Exhibit 10.33

SECOND AMENDMENT TO THE LEAR CORPORATION
ANNUAL INCENTIVE PLAN
(Amended and Restated as of January 1, 2014)

THIS SECOND AMENDMENT to the Lear Corporation Annual Incentive Plan (Amended and Restated as of January 1, 2014) (the “Plan”) was approved on December 19, 2019 by the Compensation Committee of the Board of Directors of Lear Corporation, pursuant to the authority reserved to it under Article 6 of the Plan, effective December 19, 2019.

WITNESSETH THAT:

1.	The third sentence of Section 7.1 of the Plan is hereby deleted in its entirety.

2.	Except to the extent hereby amended, the Plan shall remain in full force and effect.